Consent of Independent Certified Public Accountants

The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 dated March 5, 1999 of our report dated February 2, 1998, which is included in the December 31, 1997 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG LLP


New York, New York
March 5, 1999